Exhibit 99.1

Sientra Reports RECORD Second Quarter FINANCIAL and operational Results

Revenue growth of 7.5% driven by continued market share gains in reconstruction and augmentation

Best operational results in company history with 95% and 63% year-over-year improvement in operating cash flow and adjusted EBITDA respectively.

Continued success in advancing products through the FDA regulatory process with clearance of Allox2 Pro™, the first and only FDA-cleared MRI-compatible tissue expander.

IRVINE, Calif., August 10, 2023 (GLOBE NEWSWIRE) -- Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a surgical aesthetics company developing the safest and most innovative solutions for the best aesthetic outcomes, today announced its financial results for the second quarter that ended June 30, 2023.

Second Quarter 2023 Financial and Business Highlights

•
Twelfth consecutive quarter of year-over-year growth, with net sales of $23.1 million representing growth of 7.5% over the second quarter of 2022.
•
Continued market share gains, adding 240 new accounts.
•
Record free cash flow usage of $0.7 million, a 95% improvement from $13.2 million in the same period in 2022.
•
Record adjusted EBITDA loss of $3.4 million, a 63% improvement from a $9.2 million loss for the same period in 2022.
•
Obtained FDA 510k clearances for the Company’s novel, patented AlloX2 Pro Tissue Expander and Portfinder™ technologies.

Ron Menezes, Sientra’s President and Chief Executive Officer, said, "Sientra is proud to report significant progress toward our goal of sustainable and profitable growth, exemplified by a record low free cash flow usage for the Company. With this near break-even result, we are confident of reaching our goal of positive free cash flow performance by year-end."

"We experienced our twelfth consecutive quarter of year-over-year revenue growth, driven by continued strong performance in reconstruction. While we also outperformed the overall augmentation segment, we continued to see softness in this channel as patient spending on elective cash pay aesthetics procedures declined.”

“We recently introduced Viality™, the only system designed for enhanced viability fat transfer, and SimpliDerm®, an innovative acellular dermal matrix for soft tissue repair. Those products will leverage our plastic surgery platform, accelerate Sientra’s long-term growth and further our leading position in reconstruction. We are encouraged by the early positive responses we have received from those who have already adopted these products. As we continue to work through the hospital contracting process, we expect to see an increase in sales later this year positioning us well for 2024 and beyond.”

Second Quarter 2023 Financial Results

•
Total net sales were $23.1 million, an increase of 7.5% compared to total net sales of $21.5 million for the same period in 2022.
•
GAAP gross profit for the second quarter of 2023 was $12.6 million, or 54.5% of sales, compared to gross profit of $12.7 million, or 59.2% of sales, for the same period in 2022. Non-GAAP gross margin, which excludes non-cash depreciation and amortization expense primarily related to the launch of Viality, was 61.1% of sales for the current period as compared to 60.9% for the prior year period.
•
Total GAAP loss from continuing operations for the second quarter of 2023 was $9.5 million, compared to $18.2 million for the same period in 2022, a 48% improvement from the prior year period.
•
Total GAAP operating expense for the second quarter of 2023 was $19.7 million, compared to $28.7 million for the prior year period, a decrease of $9 million or 31.2%.
•
Non-GAAP total operating expenses for the second quarter of 2023 was $17.5 million, compared to $22.3 million for the same period in 2022, a 21.6% improvement from the prior year period.
•
On a non-GAAP basis, adjusted EBITDA for the second quarter of 2023 was a $3.4 million loss, a 63% improvement from a loss of $9.2 million for the same period in 2022.
•
Net cash and cash equivalents as of June 30, 2023, were $18.6 million, compared to $26.1 million on December 31, 2022 and $19.4 million at March 31, 2023.

Revised Full Year 2023 Guidance

Due to continued softness in the augmentation market, the Company is revising its full year guidance, expecting total net sales of $98 million to $102 million. This represents growth of 8% to 13% compared to net sales of $90.5 million in 2022.

With Sientra’s continued improvement in operational efficiencies, the Company is also reducing its GAAP operating spend to a forecasted level of $84 million to $87 million, and non-GAAP operating spend to a forecasted level of $75 million to $78 million, in each case for the full year 2023. The non-GAAP operating spend is a reduction of $3.5 million at the midpoint from the prior full year guidance. At the midpoint, the GAAP forecasted range is an absolute decrease of $25 million or 23% compared to $110.6 million for the full year 2022, and a non-GAAP operating expense reduction of $15 million, or 16.5%, as compared to the $91.6 million for the full year 2022. Sientra’s confidence in achieving these cost reductions while growing net sales by a projected 10.5% at the midpoint of revised guidance reflects the Company’s commitment to sustainable, long-term profitable growth.

Conference Call

Sientra will hold a conference call today, August 10, 2023, at 4:30 pm ET to discuss second quarter 2023 results. The dial-in numbers are (844) 735-3763 for domestic callers and (412) 317-5711 for international callers. The webcast link is the following: Sientra Q2 2023 Earnings Call Webcast Registration Link. A live conference call webcast will be available on the Investor Relations section of the Company's website at www.sientra.com. The webcast will be archived on the website following the call’s completion.

Use of Non-GAAP Financial Measures

Sientra has supplemented its U.S. GAAP net income (loss) with a non-GAAP measure of adjusted EBITDA, U.S. GAAP gross profit and gross margin with a non-GAAP measure of adjusted gross profit and gross margin, U.S. GAAP operating expenses with a non-GAAP measure of non-GAAP operating expenses, and

U.S. GAAP cash flow from operating activities with a non-GAAP measure of free cash flow. Management believes that these non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the Company, facilitate a more meaningful comparison of results for current periods with previous operating results, and assist management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. Reconciliations of non-GAAP adjusted EBITDA, non-GAAP adjusted gross profit and gross margin, non-GAAP operating expenses, and free cash flow to U.S. GAAP net income (loss), U.S. GAAP operating expenses and U.S. GAAP cash flow from operating activities, the most directly comparable U.S. GAAP measures, are provided in the schedules below. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for U.S. GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with Sientra’s financial statements prepared in accordance with U.S. GAAP and the reconciliations of the non-GAAP financial measures provided in the schedules below.

About Sientra

Headquartered in Irvine, California, Sientra is a surgical aesthetics company focused on empowering people to change their lives through increased self-confidence and self-respect. Backed by unrivaled clinical and safety data, Sientra’s platform of products includes a comprehensive portfolio of round and shaped breast implants, the first fifth-generation breast implants approved by the FDA for sale in the United States, the ground-breaking AlloX2®breast tissue expander with patented dual-port and integral drain technology, the next-generation AlloX2Pro™, the first and only FDA-cleared MRI-compatible tissue expander, the Viality™ with AuraClens™ enhanced viability fat transfer system, the SimpliDerm® Human Acellular Dermal Matrix, and BIOCORNEUM the #1 performing, preferred and recommended scar gel of plastic surgeons (*).

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

To learn more about Sientra, visit our website and follow Sientra on LinkedIn, Instagram, and Facebook.

(*) Data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s unaudited financial information for the second quarter ended June 30, 2023, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, operating expense, profitability, outlook and overall business strategy, the Company’s ability and timing to successfully integrate the Viality™ with AuraClens™ fat transfer system and SimpliDerm® human Acellular Dermal Matrix into its existing operations, the reception of plastic surgeons to the Company’s products, the Company’s ability to expand into aesthetic applications outside of breast procedures, the Company’s ability to add additional products and strategic partnerships, and the Company’s ability to capture additional market share and customer accounts in the plastic surgery market. Such statements are subject to risks and uncertainties, including the audit of the Company’s financial statements which audit is not yet complete and the numbers presented here could differ from the final audited financial statements presented by the Company, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to the Company’s products, the ability to meet consumer demand including any potential supply issues resulting from the COVID-19 pandemic or the war in Ukraine, the growth of the plastic surgery market and breast procedures, and the ability of the Company to execute on its commercial, operational, marketing, research and development and regulatory plans. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Investor Relations Contact

Aman R. Patel, CFA

aman.patel@westwicke.com

Sientra, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share and share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$23,130	$21,513	$45,687	$42,911
Cost of goods sold	10,515	8,771	20,925	17,324
Gross profit	12,615	12,742	24,762	25,587
Operating expenses:
Sales and marketing	10,005	13,664	20,157	29,252
Research and development	2,387	2,959	5,095	6,103
General and administrative	7,334	12,057	17,185	22,265
Total operating expenses	19,726	28,680	42,437	57,620
Loss from operations	(7,111)	(15,938)	(17,675)	(32,033)
Other (expense) income, net:
Interest income	184	15	290	17
Interest expense	(2,506)	(2,323)	(4,883)	(4,220)
Other (expense) income, net	(44)	—	(101)	5
Total other (expense) income, net	(2,366)	(2,308)	(4,694)	(4,198)
Loss from continuing operations before income taxes	(9,477)	(18,246)	(22,369)	(36,231)
Income tax expense	—	—	—	—
Loss from continuing operations	(9,477)	(18,246)	(22,369)	(36,231)
Loss from discontinued operations, net of income taxes	—	(58)	—	(114)
Net loss	$(9,477)	$(18,304)	$(22,369)	$(36,345)
Basic and diluted net loss per share attributable to common stockholders
Continuing operations	$(0.85)	$(2.91)	$(1.93)	$(5.80)
Discontinued operations	—	(0.01)	—	(0.02)
Basic and diluted net loss per share	$(0.85)	$(2.92)	$(1.93)	$(5.82)
Weighted average outstanding common shares used for net loss per share attributable to common stockholders:
Basic and diluted	11,205,000	6,264,954	11,589,311	6,249,356

Sientra, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$18,637	$26,071
Accounts receivable, net	31,819	36,892
Inventories	39,408	42,692
Prepaid expenses and other current assets	2,044	2,094
Total current assets	91,908	107,749
Property and equipment, net	13,984	14,941
Goodwill	9,202	9,202
Other intangible assets, net	23,881	25,676
Right of use assets, net	6,175	7,004
Other assets	849	849
Total assets	$145,999	$165,421
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	4,795	6,818
Accrued and other current liabilities	17,209	22,599
Customer deposits	53,718	45,161
Sales return liability	12,756	15,773
Total current liabilities	88,478	90,351
Long-term debt	57,796	55,406
Derivative liability	—	880
Deferred and contingent consideration	3,073	2,791
Warranty reserve	8,778	8,186
Lease liabilities	4,437	5,518
Other liabilities	2,069	2,698
Total liabilities	164,631	165,830
Stockholders’ deficit:
Total stockholders’ deficit	(18,632)	(409)
Total liabilities and stockholders’ deficit	$145,999	$165,421

Sientra, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(22,369)	$(36,345)
Loss from discontinued operations, net of income taxes	—	(114)
Loss from continuing operations, net of income taxes	(22,369)	(36,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,677	3,402
Provision for doubtful accounts	534	505
Provision for warranties	894	525
Provision for inventory	7	404
Fair value adjustments of other liabilities held at fair value	279	(88)
Amortization of debt discount and issuance costs	2,506	1,927
Employee stock-based compensation expense	3,060	4,258
Other non-cash adjustments	—	70
Changes in operating assets and liabilities:
Accounts receivable	4,539	(3,698)
Inventories	3,277	(291)
Prepaid expenses, other current assets and other assets	50	916
Accounts payable, accrued and other liabilities	(8,787)	(4,691)
Customer deposits	8,557	3,052
Sales return liability	(3,017)	(905)
Net cash flow used in operating activities - continuing operations	(6,793)	(30,845)
Net cash flow used in operating activities - discontinued operations	—	(114)
Net cash used in operating activities	(6,793)	(30,959)
Cash flows from investing activities:
Purchases of property and equipment	(786)	(813)
Net cash flow used in investing activities - continuing operations	(786)	(813)
Net cash used in investing activities	(786)	(813)
Cash flows from financing activities:
Proceeds from issuance of common stock for employee stock-based plans	253	329
Tax payments related to shares withheld for vested RSUs	(47)	(430)
Gross borrowings under the Term Loan	—	5,000
Gross borrowings under the Revolving Loan	—	5,440
Repayments of the Revolving Loan	—	(5,277)
Deferred financing costs	(61)	(73)
Net cash provided by financing activities - continuing operations	145	4,989
Net cash provided by financing activities	145	4,989
Net decrease in cash, cash equivalents and restricted cash	(7,434)	(26,783)
Cash, cash equivalents and restricted cash at:
Beginning of period	26,677	52,068
End of period	$19,243	$25,285

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	18,637	24,990
Restricted cash included in other assets	606	295
Total cash, cash equivalents and restricted cash	$19,243	$25,285

Sientra, Inc.
Reconciliation of US GAAP Loss from Continuing Operations to Non-GAAP Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Loss from continuing operations, as reported	$(9,477)	$(18,246)	$(22,369)	$(36,231)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	2,366	2,308	4,694	4,198
Depreciation and amortization	1,971	1,659	3,849	3,402
Fair value adjustments to contingent consideration	90	(88)	90	(88)
Stock-based compensation	1,338	2,061	3,060	4,258
Provision for doubtful accounts	(172)	190	534	505
Severance	317	1,314	317	1,635
SEC/DOJ related legal fees	210	—	1,016	—
Legal settlement expense	—	1,600	—	1,600
Total adjustments to loss from continuing operations	6,120	9,044	13,561	15,510
Adjusted EBITDA	$(3,357)	$(9,202)	$(8,808)	$(20,721)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
As a Percentage of Revenue**	2023	2022	2023	2022
Loss from continuing operations, as reported	(41.0%)	(84.8%)	(49.0%)	(84.4%)
Adjustments to loss from continuing operations:
Interest (income) expense and other, net	10.2%	10.7%	10.3%	9.8%
Depreciation and amortization	8.5%	7.7%	8.4%	7.9%
Fair value adjustments to contingent consideration	0.4%	(0.4%)	0.2%	(0.2%)
Stock-based compensation	5.8%	9.6%	6.7%	9.9%
Provision for doubtful accounts	(0.7%)	0.9%	1.2%	1.2%
Severance	1.4%	6.1%	0.7%	3.8%
SEC/DOJ related legal fees	0.9%	0.0%	2.2%	0.0%
Legal settlement expense	0.0%	7.4%	0.0%	3.7%
Total adjustments to loss from continuing operations	26.5%	42.0%	29.7%	36.1%
Adjusted EBITDA	(14.5%)	(42.8%)	(19.3%)	(48.3%)

** Adjustments may not add to the total figure due to rounding.

Sientra, Inc.
Reconciliation of US GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$23,130	$21,513	$45,687	$42,911
Cost of goods sold	10,515	8,771	20,925	17,324
Gross profit	$12,615	$12,742	$24,762	$25,587
Gross margin	54.5%	59.2%	54.2%	59.6%
Adjustments to gross profit
Depreciation and amortization	1,523	370	2,868	831
Total adjustments to gross profit	1,523	370	2,868	831
Adjusted gross profit	$14,138	$13,112	$27,630	$26,418
Adjusted gross margin	61.1%	60.9%	60.5%	61.6%

Sientra, Inc.
Reconciliation of US GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
US GAAP operating expenses, as reported	$19,726	$28,680	$42,437	$57,620
Adjustments to GAAP operating expenses:
Depreciation and amortization	448	1,289	982	2,571
Fair value adjustments to contingent consideration	90	(88)	90	(88)
Stock-based compensation	1,338	2,061	3,060	4,258
Provision for doubtful accounts	(172)	190	534	505
Severance	317	1,314	317	1,635
SEC/DOJ related legal fees	210	—	1,016	—
Legal settlement	—	1,600	—	1,600
Total adjustments to GAAP operating expenses	2,231	6,366	5,999	10,481
Non-GAAP operating expenses	17,495	22,314	36,438	47,139

Sientra, Inc.
Reconciliation of US GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
US GAAP operating expenses, as reported
Sales and marketing	$10,005	$13,664	$20,157	$29,252
Research and development	2,387	2,959	5,095	6,103
General and administrative	7,334	12,057	17,185	22,265
Total GAAP operating expenses, as reported	$19,726	$28,680	$42,437	$57,620
Adjustments to GAAP operating expenses:
Sales and marketing	298	1,681	912	2,425
Research and development	158	97	323	402
General and administrative	1,775	4,588	4,764	7,654
Total adjustments to GAAP operating expenses	2,231	6,366	5,999	10,481
Non-GAAP operating expenses
Sales and marketing	9,707	11,983	19,245	26,827
Research and development	2,229	2,862	4,772	5,701
General and administrative	5,559	7,469	12,421	14,611
Total Non-GAAP operating expenses	$17,495	$22,314	$36,438	$47,139

Sientra, Inc.
Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022

Net cash flow used in operating activities - continuing operations	$(525)	$(12,986)	$(6,793)	$(30,845)
Purchases of property and equipment	(168)	(246)	(786)	(813)
Free cash flow	$(693)	$(13,232)	$(7,579)	$(31,658)